UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 31, 2017

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2017, Valley National Bancorp (the “Company”) announced the retirement of Gerald H. Lipkin as Chief Executive Officer of the Company, effective as of December 31, 2017.  Mr. Lipkin will remain the Chairman of the Company’s Board of Directors (“Board”).

Ira D. Robbins, age 43, Senior Executive Vice President of the Company and President of Valley National Bank, was elected by the Board to assume the position of Chief Executive Officer of the Company.  The Board also increased the size of the Board to 13 directors and appointed Mr. Robbins to serve as a member of the Board.  Mr. Robbins’ appointment as Chief Executive Officer and as a member of the Board are effective as of December 31, 2017.  Except as modified herein, the information required by Regulation S-K Item 401 is hereby incorporated by reference to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2017 (“2016 Form 10-K”).

As a result of the promotion, it is expected that Mr. Robbins’s compensation will be increased, but no decision as to the new compensation terms have been made as of the date of this filing.  As Chief Executive Officer, Mr. Robbins will continue to receive compensation pursuant to certain plans provided by the Company, including an executive incentive plan, a long-term stock incentive plan, and health and benefit plans typically available to other executive officers. A description of these compensation plans can be found in the Company’s proxy statement filed on Schedule 14A with the Commission on March 17, 2017. These compensation plans are also listed as exhibits to the Company’s 2016 Form 10-K.

A press release announcing the retirement of Mr. Lipkin and the appointment of Mr. Robbins is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on November 2, 2017, the Company announced the retirement of Rudy E. Schupp as President of the Company effective as of January 15, 2018.

A press release announcing the retirement of Mr. Schupp is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On October 31, 2017, the Company entered into an amended employment agreement with Mr. Schupp (the “Amended Employment Agreement”).

The Amended Employment Agreement provides that, if Mr. Schupp retires during the term of his employment, his retirement shall be treated as a qualified retirement under the Company’s stock plans and award agreements, and he shall be entitled to receive his equity award and cash bonus for 2017 if such retirement occurs prior to the date of the Company’s Compensation and Human Resources Committee meeting, at which such awards are made.

The foregoing description of the Amended Employment Agreement is qualified by the full terms of the Amended Employment Agreement which is attached hereto as Exhibit 10 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10	Second Amendment to Employment Agreement of Rudy E. Schupp dated October 31, 2017.

99.1	Press Release announcing the retirement of Gerald H. Lipkin and the appointment of Ira Robbins as CEO dated November 2, 2017.

99.2	Press Release announcing the retirement of Rudy E. Schupp dated November 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2017	VALLEY NATIONAL BANCORP

	By:	/s/ Ronald H. Janis
Ronald H. Janis
Senior Executive Vice President and
General Counsel